SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  March 27, 2006

Advanstar Communications Inc.

(Exact name of registrant as specified in its charter)

New York	333-57201	59-2757389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

641 Lexington Ave, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 357-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement..

On March 27, 2006, the Board of Directors of Advanstar Holdings Corp., the parent of Advanstar, Inc., entered into a letter agreement (the “Agreement”) with Douglas B. Fox. Pursuant to the Agreement, Mr. Fox will continue to serve as a Director of Advanstar Holdings Corp., Advanstar, Inc., Advanstar Communications Inc., Advanstar IH, Inc., and Advanstar.com Inc. Mr. Fox will also continue to serve as Chairman of the Audit Committee of Advanstar, Inc and Advanstar Communications Inc. As compensation for these duties, Mr. Fox will receive an annual director retention fee of $40,000 and will be reimbursed for reasonable out-of-pocket expenses he incurs in connection with these duties.

Mr. Fox will also continue as an advisor to Advanstar Communications Inc. through its retention of the services of his affiliate, Renaissance Brands LTD. The term of the Agreement will continue for as long as Mr. Fox serves as a Director. Advanstar Communications Inc. will pay Renaissance Brands LTD an annual advisory fee of $40,000 and will also reimburse reasonable out-of-pocket expenses incurred by Renaissance Brands LTD in connection with its engagement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

C. Exhibits

Exhibit No.	Document

10.1	Letter Agreement by and between Advanstar Holdings Corp., and Douglas B. Fox dated March 6, 2006.

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANSTAR COMMUNICATIONS INC.

Date: March 29, 2006	By:	/s/ DAVID W. MONTGOMERY
Name: David W. Montgomery
Title:Vice President - Finance,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Letter Agreement by and between Advanstar Holdings Corp., and Douglas B. Fox dated March 6, 2006.